                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated October 15, 1998 accompanying the consolidated financial statements of Chock full o'Nuts Corporation and Subsidiaries contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP


New York, New York
September 7, 1999